EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

ModusLink Global Solutions, Inc.:

We consent to the incorporation by reference in the registration statements No. 333-71863, No. 333-90587, No. 333-93005 and No. 333-116417 on Form S-3 and No. 33-86742, No. 333-91117, No. 333-93189, No. 333-94479, No. 333-94645, No. 333-95977, No. 333-33864, No. 333-52636, No. 333-75598, No. 333-84648, No. 333-90608, No. 333-117878, No. 333-118596, No. 333-121235 and No. 333-131670 on Form S-8 of ModusLink Global Solutions, Inc., formerly CMGI, Inc., of our reports dated October 14, 2009, with respect to the consolidated balance sheets of ModusLink Global Solutions, Inc. and subsidiaries as of July 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended July 31, 2009, and the effectiveness of internal control over financial reporting as of July 31, 2009, which reports appear in the July 31, 2009 annual report on Form 10-K of ModusLink Global Solutions, Inc.

/s/ KPMG LLP

Boston, Massachusetts

October 14, 2009